ARDEN REALTY, INC.
	9100 WILSHIRE BOULEVARD
	SUITE 700 E
	Beverly Hills, California 90212
	(310)-271-8600
	FAX (310)-274-6218

	March 20, 1997

VIA FACSIMILE & FIRST CLASS MAIL  (310) 277-6029

6800 OWENSMOUTH, INC.
208 South Camden Drive
Beverly Hills, CA 90212
Attn.  Joseph Perlmutter
	  President

	Re:	6800 Owensmouth Avenue, Canoga Park

Gentlemen:

	Reference is made to that certain Agreement of Purchase and Sale and Escrow Instructions dated November 22, 1996 ("Purchase
Agreement"), between Arden Realty Limited Partnership, a Maryland limited partnership as purchaser ("Arden"), and 6800 Owensmouth, Inc., a California corporation, as seller ("Seller") covering that certain improved real property commonly known as 6800 Owensmouth Avenue, Canoga Park, California ("Property"). On December 16, 1996 and again on December 20, 1996 Arden delivered notices to Seller rejecting the Property. Seller disputed the genuineness of the rejection notices and litigation between Arden and Seller ensued ("Litigation"). Seller and Arden have now agreed to attempt to resolve their differences and settle and dismiss the Litigation by Seller and Arden entering into a Settlement Agreement dated of even date herewith ("Settlement Agreement") and Arden agreeing to purchase and Seller agreeing to sell the Property in accordance with the terms of the Purchase Agreement as amended by this letter agreement ("Amendment") for a full cash
Purchase Price of Seven Million Five Hundred Thousand and No/100
Dollars ($7,500,000.00) upon the following additional or modified terms and conditions:

	1. Capitalized terms used in this letter shall have the same meaning given to them in the Purchase Agreement unless defined, redefined or modified herein.

	2. The Purchase Price for the Property shall be $7,500,000.00 payable in cash, in immediately available funds at Closing.

	3. Commencing as of the date of this Amendment and for the period ending at 5:00 pm PST on March 26, 1997, Arden shall have the unfettered right to approve or disapprove all matters and things that are subject to Arden's rights of review, inspection and approval pursuant to the Purchase Agreement as amended hereby, including the physical aspects of the Improvements and the mechanical and electrical systems and an updated rent roll certified by Joseph Perlmutter and review of the tenant lease files ("Extended Approval Period").
Arden's failure either to approve or disapprove said matters before the expiration of the Extended Approval Period as aforesaid shall be deemed its approval thereof. If Arden disapproves any of said matters, Arden shall notify Seller in writing thereof within the time period specified above whereupon, this Amendment shall terminate and be of no further force or effect and the parties shall return to their original position pursuant to the original Purchase Agreement and the Litigation. Seller agrees that, during the Extended Approval Period, Arden shall be allowed the opportunity to secure new Tenant Estoppel Certificates from the tenants in the form of Exhibit "D" to the Purchase Agreement, but the failue to obtain any of them shll not be a condition of Closing.

	4. If Arden approves of or does not disapprove of the Property during the Extended Approval Period, Arden's Deposit shall become non-refundable and liquidated damages to Seller in the event that Arden does not Close the purchase of the Property in accordance with the terms and conditions of the Purchase Agreement as amended hereby.

	5. The Closing of the purchase and sale shall occur on or before March 28, 1997 and upon at least 24 hours written notice from Arden to Seller.

	6. Except to extent set forth above, Seller and Arden hereby reaffirm and ratify the Purchase Agreement as amended hereby with the understanding between them that if Arden disapproves of the Property during the Extended Approval Period, the parties shall be returned to their original position prior to entering into a Settlement Agreement and this Amendment.

	If the foregoing is in accordance with your understanding of our agreement, please sign and return a copy of this Amendment for our files.

	Sincerely,

	ARDEN REALTY LIMITED PARTNERSHIP,
	By: Arden Realty, Inc.
	    Its general partner


		By:	/s/ Richard S. Ziman
	  		 Richard S. Ziman
		 	 Chief Executive Officer




  Accepted and Agreed to this
 25th day to March 1997

  6800 Owensmouth, Inc.
  a California corporation,


  By:/s/ Joseph Perlmutter
      Joseph Perlmutter
      President


cc: Victor J. Coleman
    Brig Troy
    Kenneth R. Blumer, Esq. (310) 201-4746
    James Friedberg, Esq.   (310) 285-0250
    Mark Minsky             (213) 484-0417
    Andrew Clare, Esq.      (213) 688-3460